Exhibit (a)(1)(D)

GIULIANI CAPITAL ADVISORS                                         5 Times Square
                                                              New York, NY 10036


                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                PURE WORLD, INC.
                                       AT
                               $4.30 NET PER SHARE
                                       BY
                            NATUREX ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                                  NATUREX S.A.

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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
      NEW YORK CITY TIME, ON JULY 15, 2005, UNLESS THE OFFER IS EXTENDED.
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                                                                   June 17, 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been engaged by Naturex Acquisition Corp. (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Naturex S.A. (the "Parent"), a societe anonyme organized under the laws of the French Republic, to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Pure World, Inc., a Delaware corporation (the "Company"), at a purchase price of $4.30 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 17, 2005 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES WHICH, TOGETHER WITH SHARES BENEFICIALLY OWNED BY PARENT, THE PURCHASER AND THEIR DIRECT AND INDIRECT SUBSIDIARIES, REPRESENTS AT LEAST A MAJORITY OF THE TOTAL ISSUED AND OUTSTANDING SHARES ON A FULLY DILUTED BASIS. SEE SECTION 15 "CERTAIN CONDITIONS TO THE OFFER" OF THE OFFER TO PURCHASE FOR ADDITIONAL CONDITIONS TO THE OFFER.

     Please furnish copies of the enclosed materials listed below to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee:

     1. Offer to Purchase, dated June 17, 2005;

     2. Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients (manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares);

     3. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares are not immediately available, if such certificates and all other required documents cannot be delivered to American Stock Transfer &


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Trust Company (the "Depositary") prior to the expiration of the Offer, or if the procedures for book-entry transfer cannot be completed on a timely basis;

     4. A printed form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     5. Letter to Stockholders, dated June 17, 2005, from President and Chief Operating Officer of the Company, accompanied by the Company's
Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9;

     7. Return envelope addressed to the Depositary.

     The Board of Directors of the Company, with Mr. Koether, the Chairman of the Board and a principal stockholder of the Company, abstaining, unanimously
(i) determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), are fair to, and in the best interests of, the Company and its stockholders, (ii) duly authorized and approved the Merger Agreement and the Merger and the transactions contemplated by the Merger Agreement, and (iii) recommends that the Company's stockholders accept the Offer and tender their Shares to the Purchaser pursuant to the Offer and, if required, approve and adopt the Merger Agreement.

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 6, 2005 (the "Merger Agreement"), among Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, that, after the consummation of the Offer and subject to certain conditions, the Purchaser will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation (the "Surviving Corporation"), wholly owned by Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company as treasury stock, or owned by the Purchaser, Parent or any direct or indirect subsidiary of Parent or the Purchaser, all of which will be cancelled and retired and shall cease to exist, and other than Shares that are held by stockholders, if any, who properly exercise their dissenters' rights under Delaware Law) will be converted into the right to receive the same price per Share, in cash, as paid pursuant to the Offer.

     In connection with the Merger Agreement, Parent and the Purchaser have entered into a Stockholder Agreement, dated as of June 6, 2005 (the "Stockholder Agreement"), with Mr. Paul Koether, the Chairman of the Board and the principal stockholder of the Company, and certain other stockholders affiliated with Mr. Koether (collectively, the "Koether Stockholders") who collectively own approximately 37.4% of the outstanding Shares on a fully diluted basis, pursuant to which the Koether Stockholders have agreed, among other things, to tender their Shares in the Offer.

     In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and other required documents should be sent to the Depositary and (ii) certificates representing the tendered Shares should be delivered to the Depositary, or such Shares should be tendered by book-entry transfer into the Depositary's account maintained at the Book-Entry Transfer Facility (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     Holders of Shares whose certificates for such Shares are not immediately available, who cannot complete the procedures for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.



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     The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Information Agent and the Dealer Manager as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your clients. The Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 15, 2005, UNLESS THE OFFER IS EXTENDED.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                        Very truly yours,


                                        GIULIANI CAPITAL ADVISORS


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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